UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): April 4, 2007

BJ’s Wholesale Club, Inc.

(Exact Name of Registrant as Specified in Charter)

Delaware	001-13143	04-3360747
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

One Mercer Road, Natick, Massachusetts	01760
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (508) 651-7400

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

Adoption of Criteria for Bonuses Payable to Executive Officers under Long-Term Incentive Plan for Fiscal 2007-2009*.

On April 4, 2007, the Executive Compensation Committee (“ECC”) of the Board of Directors of BJ’s Wholesale Club, Inc. (the “Company”) reviewed and approved the goals for the three-year period ending with fiscal 2009 pursuant to which bonuses may be paid to executive officers of the Company under the Company’s 2003 Amendment and Restatement of Growth Incentive Plan (“BJGIP”), which was filed as Exhibit 10.6 to the Company’s Report on Form 10-K for the year ended January 31, 2004. All of the Company’s executive officers, other than Herbert J. Zarkin, the Company’s Chairman of the Board, President and Chief Executive Officer, participate in the BJGIP. Payments, if any, will be paid in 2010 and are based on the Company achieving specified three-year cumulative net income goals. There is a targeted amount at which the value of each award increases as achievement of the performance measurement increases. If the targeted amount is not met, there would be a reduced award, so long as cumulative net income exceeds a designated threshold amount. No payment will be made if the Company’s cumulative net income is below the threshold amount.

Adoption of Criteria for Bonuses Payable to Executive Officers under Annual Incentive Plan for Fiscal 2007.

On April 4, 2007, the ECC reviewed and approved the fiscal 2007 performance criteria pursuant to which bonuses may be paid to executive officers of the Company under the Company’s 2003 Amendment and Restatement of Management Incentive Plan (“MIP”), which was filed as Exhibit 10.5 to the Company’s Report on Form 10-K for the year ended January 31, 2004. Pursuant to the criteria approved by the ECC, the executive officers of the Company are eligible to receive target awards ranging from 25% to 75% of salary based on the achievement of specified targets relating to net income and merchandise sales. The annual target for Mr. Zarkin is 75%, with a maximum payment of 100% of base salary earned during the fiscal year. Other executive officers’ annual targets are 30% of base salary with a maximum of 60% of base salary for EVPs and 25% of base salary with a maximum of 50% of base salary for the SVPs. If targets are not met, there would be either no MIP award or a reduced award based on a percentage of the target realized.

*The Company’s fiscal year ends on the Saturday closest to January 31 of each year. Fiscal year references apply to the Company’s fiscal year which ends on the Saturday closest to January 31 of the following year. So, as used, fiscal 2007 refers to the fiscal year ending February 2, 2008 and fiscal 2009 refers to the fiscal year ending January 30, 2010.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BJ’s WHOLESALE CLUB, INC.

Date: April 10, 2007

By:  /s/  Lon F. Povich

        Lon F. Povich

        Senior Vice President, General Counsel and Secretary